UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2015, Helios and Matheson Analytics Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, as of September 30, 2015, the Company’s reported stockholders’ equity of $1,822,125 did not meet the $2,500,000 minimum stockholders’ equity required by NASDAQ to maintain continued listing, as set forth in NASDAQ Listing Rule 5550(b)(1), and that as of November 20, 2015 the Company does not meet the alternatives of market value of listed securities or net income from continuing operations. The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

Under NASDAQ rules, the Company has 45 calendar days to submit a plan to regain compliance. If the Company’s plan is accepted, NASDAQ can grant an extension of up to 180 calendar days from November 20, 2015 to evidence compliance. The Company is considering actions that it may take in order to regain compliance with the continued listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2015
HELIOS AND MATHESON ANALYTICS INC.

	By:	/s/ Umesh Ahuja
Umesh Ahuja, Chief Financial Officer